Exhibit T3A.33

FILE COPY

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 4140507

The Registrar of Companies for England and Wales hereby certifies that HILLGATE (210) LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 12th January 2001

HC007B

OYEZ

Please complete in typescript, or in bold black capitals.

12

Declaration on Application for Registration

Company Name in full: HILLGATE (210) LIMITED

F0120C10

I, DAWN JEANETTE HODGES

do solemnly and sincerely declare that I am a ~~[Solicitor engaged in the formation of the company]~~ †person named as director or secretary of the company in the statement delivered to the Registrar under section 10 of the Companies Act 1985] †and that all the requirements of the Companies Act 1985 in respect of the registration of the above company and of matters precedent and incidental to it have been complied with.

†Please delete as appropriate.

And I make this solemn Declaration conscientiously believing the same to be true and by virtue of the Statutory Declarations Act 1835.

Declarant's signature: [signature] for and on behalf of Hillgate ~~Nominees Limited~~

Declared at: DAVIS ARNOLD COOPER, 6-8 Bouverie Street, London EC4

the Eleventh day of January

One thousand nine hundred and ninety Two Thousand and one

before me* JOHN AUSTEN GOODMAN

*Please print name.

Signed [signature] Date 11/1/2001

A Commissioner for Oaths or Notary Public or Justice of the Peace or Solicitor

Please give the name, address, telephone number, and if available, a DX number and Exchange of the person Companies House should contact if there is any query.

Osborne Clarke
Hillgate House, 26 Old Bailey, London
EC4M 7HW Tel 0207 809 1000
DX number 466 DX exchange LDE

A33 COMPANIES HOUSE 0523 12/01/01

When you have completed and signed the form please send it to the Registrar of Companies at:
Companies House, Crown Way, Cardiff, CF4 3UZ
for companies registered in England and Wales **DX 33050 Cardiff**
or
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB
for companies registered in Scotland **DX 235 Edinburgh**

OYEZ The Solicitors' Law Stationery Society Ltd, Oyez House, 7 Spa Road, London SE16 3QQ

1995 Edition
1.98 T00331
5017173

Companies 12

10

OYEZ

First Directors and Secretary and Intended Situation of Registered Office

Please complete in typescript, or in bold black capitals.

Notes on completion appear on final page.

F0100C10

Company Name in full: HILLGATE (210) LIMITED

Proposed Registered Office (PO Box numbers only, are not acceptable): 7th Floor
Hillgate House, 26 Old Bailey

Post town: London

County/Region:

Postcode: EC4M 7HS

If the memorandum is delivered by an agent for the subscriber(s) of the memorandum mark the box opposite and give the agent's name and address. x

Agent's Name: Osborne Clarke

Address: Hillgate House
26 Old Bailey

Post town: London

County/Region:

Postcode: EC4M 7HS

Number of continuation sheets attached.

Please give the name, address, telephone number, and if available, a DX number and Exchange of the person Companies House should contact if there is any query.

Osborne Clarke
Hillgate House, 26 Old Bailey
London EC4M 7HW Tel 0171 809 1000

DX number 466 DX exchange LDE

A33 COMPANIES HOUSE 0522 12/01/01

When you have completed and signed the form please send it to the Registrar of Companies at:
Companies House, Crown Way, Cardiff, CF4 3UZ
for companies registered in England and Wales **DX 33050 Cardiff**
or
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB
for companies registered in Scotland **DX 235 Edinburgh**

[P.T.O.

Company Secretary (see notes 1–5)

Company Name	Hillgate (210) Limited
*Voluntary details. **NAME** *Style/Title	
*Honours etc.	
Forename(s)	Hillgate Secretarial Limited
Surname	
Previous forename(s)	
Previous surname(s)	
Address	7th Floor, Hillgate House, 26 Old Bailey
Usual residential address For a corporation, give the registered or principal office address.	
Post town	London
County/Region	
Postcode	EC4M 7HW
Country	

I consent to act as secretary of the company named on page 1

Consent signature	[signature] for and on behalf of Hillgate Secretarial Limited
Date	9-1-2001

Directors (see notes 1–5)

Please list directors in alphabetical order.

NAME *Style/Title	
*Honours etc.	
Forename(s)	Hillgate Nominees Limited
Surname	
Previous forename(s)	
Previous surname(s)	
Address	7th Floor, Hillgate House, 26 Old Bailey
Usual residential address For a corporation, give the registered or principal office address.	
Post town	London
County/Region	
Postcode	EC4M 7HW
Country	

	Day	Month	Year
Date of birth	14	05	98

Nationality	British
Business occupation	Nominee Company
Other directorships	

I consent to act as director of the company named on page 1

Consent signature	[signature] for and on behalf of Hillgate Nominees Limited
Date	9-1-2001

Directors (continued) (see notes 1–5)

NAME			
*Style/Title		*Honours etc.	
Forename(s)			
Surname	Hillgate Secretarial Limited		
Previous forename(s)			
Previous surname(s)			

*Voluntary details.

Address

Usual residential address
For a corporation, give the registered or principal office address.

Address	7th Floor, Hillgate House, 26 Old Bailey		
Post town	London		
County/Region		Postcode	EC4M 7HW
Country			

	Day	Month	Year		
Date of birth	10	07	98	**Nationality**	British

Business occupation	Secretarial services company
Other directorships	

I consent to act as director of the company named on page 1

Consent signature [signature] for and on behalf of Hillgate Secretarial Limited **Date** 9-1-2001

This section must be signed by

Either an agent on behalf of all subscribers	**Signed** [signature] for and on behalf of Hillgate Nominees Limited	**Date**	9-1-2001
Or the subscribers (i.e. those who signed as members on the memorandum of association).	**Signed**	**Date**	
	Signed	**Date**	
	Signed	**Date**	
	Signed	**Date**	
	Signed	**Date**	
	Signed	**Date**

Notes

1.  Show for an individual the full forename(s) NOT INITIALS and surname together with any previous forename(s) or surname(s).

If the director or secretary is a corporation or Scottish firm—show the corporate or firm name on the surname line.

2.  Directors known by another
description:

•  A director includes any person who occupies that position even if called by a different name, for example, governor, member of council.

3.  Director’s details:

5. Use Form 10 continuation sheets or photocopies of page 2 to provide details of joint secretaries or additional directors and include the company’s number.

Give previous forename(s) or surname(s) except that:

•  for a married woman, the name by which she was known before marriage need not be given,

•  names not used since the age of 18 or for at least 20 years need not be given.

Show for each individual director the director’s date of birth, business occupation and nationality. The date of birth must be given for every individual director. 4. Other directorships:

A peer, or an individual known by a title, may state the title instead of or in addition to the forename(s) and surname and need not give the name by which that person was known before he or she adopted the title or succeeded to it.

Address:

Give the usual residential address.

In the case of a corporation or Scottish firm give the registered or principal office.

Subscribers:

•  Give the name of every company of which the person concerned is a director or has been a director at any time in the past 5 years. You may exclude a company which either is or at all times during the past 5 years, when the person was a director, was:

•  dormant,

•  a parent company which wholly owned the company making the return,

•  a wholly owned subsidiary of the company making the return, or

The form must be signed personally either by the subscriber(s) or by a person or persons authorised to sign on behalf of the subscriber(s).

•  another wholly owned subsidiary of the same parent company.

If there is insufficient space on the form for other directorships you may use a separate sheet of paper, which should include the company’s number and the full name of the director.

The Companies Act 1985

Company limited by shares

Memorandum of association

of

Hillgate (210) Limited

1.	The Company’s name is Hillgate (210) Limited.

2.	The Company’s registered office is to be situated in England and Wales.

3.	The Company’s objects are:

(a)	to carry on all or any of the business as a general commercial company.

(b)

to carry on all or any of the businesses of manufacturers, sellers, importers, exporters, distributors, dealers, suppliers, constructors, builders, developers, promoters, financiers, concessionaires, brokers or agents of or in all or any goods, products, plant, machinery, equipment, articles, property, chattels, services or concepts of any nature or description whatsoever and in all or any part of the world.

(c)	to carry on any other trade or business whatsoever which can be advantageously carried on by the Company in connection with or as ancillary to any of the businesses or objects of the Company.

(d)

to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, bonds and other instruments and securities, whether negotiable or otherwise.

(e)

to subscribe for, underwrite, purchase or otherwise acquire, and to hold, dispose of and deal with, shares, bonds, obligations, or any other securities or units whatsoever of any company, fund, trust, business, undertaking or other entity and any options or other rights in respect of them, and to buy and sell foreign exchange.

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(f)	to acquire and assume for any estate or interest and to take options over, construct, develop, turn to account, exploit and deal with any property, real or personal, and rights of any kind.

(g)

to purchase, acquire, undertake or assume the whole or any part of the business, undertaking, goodwill, assets and liabilities of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company carries on or is authorised to carry on or which is possessed of or entitled to any property or rights of whatsoever nature which may be thought advantageous to, or suitable for the purposes of, the Company.

(h)

to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options and other rights over, and in any other manner deal with or dispose of all or any part of the undertaking, property and assets both present and future of the Company, or any part of it, for such consideration as may be thought fit, and in particular for shares or any other securities whatsoever, whether fully or partly paid up.

(i)

to amalgamate or enter into partnership or any profit sharing or joint venture arrangement or association with, and to co-operate or participate in any way with, and assist or subsidise anyperson, company, firm or other entity whatsoever.

(j)

to co-ordinate, manage, finance, subsidise or otherwise assist any company or companies or other organisations or entities in which the Company is a member or participant or in which the Company otherwise has any direct or indirect interest and to provide for them administrative, executive, managerial, secretarial and other services and generally otherwise to carry on business as a holding company.

(k)

to apply for and take out, purchase or otherwise acquire any trade or service marks or names, designs, patents, patent rights, copyright, inventions, secret processes or formulae and any other intellectual property rights of any kind and to carry out experiments and research work in connection with them and to protect, maintain, develop, exploit, turn to account and deal with them.

(l)

to borrow and raise money and to secure or discharge any debt or obligation in any manner whatsoever and, in particular, by mortgages of or charges upon all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company or by the creation and issue of securities of any description.

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(m)

to lend, advance or deposit money or give or provide credit or any other form of financial accommodation to any person, firm, company or other entity whatsoever and whether with or without security and otherwise on such terms as may be thought fit.

(n)	to invest all moneys of the Company not immediately required in such manner as may be thought fit and to hold, dispose of and otherwise deal with any investments so made.

(o)

to enter into any guarantee, contract of indemnity or suretyship or to provide security, with or without consideration, whether by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by any other method or in any other manner, for the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, firm, company or other entity including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or which is otherwise associated with the Company.

(p)	to promote or join in the promotion of any company, firm or other entity whatsoever whether or not carrying on a business or having objects similar to those of the Company.

(q)

to promote and apply for any Act of Parliament, statutory instrument, order, licence or other authority for the purposes of effecting any modification to the Company’s constitution or for any other purpose whatsoever which may be intended or calculated, directly or indirectly, to promote the Company’s interests or to enable it to carry into effect any of its objects.

(r)

to enter into any agreement or arrangement with any government or governmental or other regulatory authority or person which may seem conducive to the attainment or implementation of the Company’s objects or any of them and to obtain any orders, rights, privileges, franchises, and concessions and to carry out, enjoy, exercise and comply with them.

(s)

to pay all costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and incorporation of the Company or to enter into any agreement for them, and including the payment of commission or other remuneration or reward to any person for underwriting, placing, selling, subscribing or otherwise assisting in the issue of any securities of the Company or in or about its formation.

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(t)	to procure the registration or incorporation of the Company in or under the laws of any territory outside England.

(u)

to the extent permitted by law, to give any form of financial assistance (as defined in Section 152. Companies Act 1985), directly or indirectly, for the purpose of, or in connection with, any acquisition or proposed acquisition of shares in the Company and/or any reduction or discharge of a liability incurred by any person for the purpose of such an acquisition.

(v)

to support and to subscribe or guarantee the payment of any money or transfer of any property whatsoever, to any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely, directly or indirectly, to further the interests of the Company or of its members.

(w)

to establish, maintain and/or contribute to any pension, superannuation, death benefits, funds or schemes for the benefit of, and to give, award, or procure the giving or awarding, of donations, pensions, gratuities, allowances, annuities, emoluments or other benefits whatsoever to any persons who are or have at any time been in the employment or service of the Company or of any company which is its holding company or which is a subsidiary of either the Company or any such holding company or of any company which is otherwise allied to or associated with the Company, or who are or have at any time been Directors or officers (or held comparable or equivalent offices) of the Company or of any such other company, and also to the wives, widows, families and dependants of any such persons; to establish, subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit all or any such persons; to make payments for or towards the insurance of any such persons; to establish, support and maintain any form of profit-sharing, share purchase, share incentive, share option or employees’ share scheme for any such persons and to lend money to any persons eligible to participate therein or benefit therefrom (or to trustees on their behalf) for the purposes of or in connection with the operation and enjoyment of any such scheme.

(x)	to distribute amongst the members of the Company, in specie or otherwise, all or any part of the property, undertaking or assets of the Company.

(y)

to do all or any of the things and matters aforesaid in any part of the world, either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, intermediaries, subsidiary companies or otherwise and either alone or in conjunction with others.

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(z)	to do all such other things as may be considered incidental or conducive to the attainment of the above objects or any of them.

And	it is declared that:

(a)

none of the objects set out above in this clause shall be restrictively construed but the widest interpretation shall be given to each such object which shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other object set out above;

(b)

none of the sub-clauses of this clause shall be construed as being subsidiary or ancillary to any of the objects specified in any other sub-clause and the same shall each be construed as if they constituted the objects of a separate, distinct and independent company;

(c)

the word “company” in this clause, except where used in reference to the Company shall include any partnership or other body of persons, whether incorporated or not, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere. The word “person” shall include any company as well as any legal or natural person and the words “and” and “or” shall also mean “and/or” where the context so permits.

4.	The liability of the Members is limited.

5.	The share capital of the Company is £1,000 divided into 1,000 Ordinary Shares of £1 each.

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I, the subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and I agree to take the number of shares shown opposite my name below:

Name and address of subscriber	Number of shares to be taken by the subscriber

for and on behalf of	1 (one)
Hillgate Nominees Limited
Hillgate House
26 Old Bailey
London
EC4M 7HW

Total shares taken	1 (one)

Dated 9-1-2001

Witness to the above signature:

SANGITA PATEL
Hillgate House
26 Old Bailey
London
EC4M 7HW

6

The Companies Act 1985

Company limited by shares

Articles of association

of

Hillgate (210) Limited

1.	Preliminary

The Company is a Private Company and, subject as provided in these Articles and except where the same are varied or excluded by or are inconsistent with these Articles, the regulations contained in Table A in the Schedule to the Companies (Tables A to F) “Regulations” 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (“Table A”) shall apply to the Company and shall be deemed to form part of these Articles. References in these Articles to Regulations are to regulations in Table A unless otherwise stated.

2.	Definitions

In these Articles, unless the context otherwise requires, the following words have the following meanings:

“the Act”	the Companies Act 1985 but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force;

“these Articles”	these Articles of Association in their present form or as from time to time altered;

“Director”	a director of the Company;

“the Board”	the board of Directors of the Company or a duly authorised committee of it or the Directors present at a meeting of the board of Directors of the Company or a duly authorised committee of it, in each case at which a quorum is present;

“Member”	a member of the Company; and

“paid up”	paid up or credited as paid up.

3.	Share capital

The share capital of the Company at the date of the Company’s incorporation is £1,000 divided into 1,000 Ordinary Shares of £1 each.

4.	Shares

4.1

The Board is generally and unconditionally authorised for the purposes of Section 80 of the Act to exercise any power of the Company to allot relevant securities (as defined in that Section) to such persons, on such terms and in such manner as it thinks fit, up to an aggregate nominal amount of £1,000 at any time or times during the period of 5 years from the date of the Company’s incorporation.

4.2

The authority contained in Article 4.1 shall enable the Board to allot relevant securities after the expiry of this period of 5 years pursuant to an offer or agreement made by the Company before the expiry of this period.

4.3

All unissued shares or securities of the Company not comprising relevant securities shall be at the disposal of the Board who may allot, grant options over or otherwise dispose of them to such persons, at such times, and on such terms as it thinks proper.

4.4	Pursuant to Section 91 of the Act, sub-section (1) of Section 89 and sub-sections (1) to (6) inclusive of Section 90 of the Act shall be excluded from applying to the Company.

5.	Lien

The lien conferred by Regulation 8 shall also attach to fully paid shares and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person, whether he shall be the sole registered holder of them or shall be one of two or more joint holders for all moneys presently payable by him or his estate to the Company. Regulation 8 shall be modified accordingly.

6.	Forfeiture

The liability of any Member in default of payment of a call shall, if the Board so directs, also include any costs and expenses suffered or incurred by the Company in respect of such non-payment and the powers conferred on the Board by Regulation 18 and the provisions of Regulation 21 shall be extended accordingly.

7.	Transfer of shares

The Board may, in its absolute discretion, and without giving any reason, decline to register a transfer of any share, whether or not it is a fully paid share. Regulation 24 shall not apply to the Company.

8.	Transmission of shares

The Board may at any time give notice requiring any person entitled to a share by reason of the death or bankruptcy of the holder of it to elect either to be registered himself in respect of the share or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with Regulation 31 shall be modified accordingly.

9.	Proceedings at general meetings

9.1

No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business. Subject to Article 9.2, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

9.2	If the company has only one member, that sole member present in person or by proxy shall constitute a quorum.

9.3

If within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If a quorum is not present at any such adjourned meeting within half an hour from the time appointed for that meeting, the meeting shall be dissolved.

9.4	Regulations 40 and 41 shall not apply to the Company.

9.5	A poll may be demanded at any general meeting by any member present in person or by proxy and entitled to vote. Regulation 46 shall be modified accordingly.

10.	Delegation of Directors’ powers

10.1

Any committee of the Board may consist of one or more co-opted persons other than Directors on whom voting rights may be conferred as members of the committee but so that: the number of co-opted members shall be less than one-half of the total number of members of the committee; and

10.2	no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

Regulation 72 shall be modified accordingly.

11.	Appointment and retirement of Directors

11.1

The minimum number of Directors shall be one and in the event of there being a sole director, he shall have all the powers and be subject to all the provisions herein conferred on the Directors and he or any alternate Director appointed by him shall alone constitute a quorum at any meeting of the Directors. Regulations 64, 89 and 90 shall be modified (and all other Regulations in these Articles relating to Directors shall be construed) accordingly.

11.2	The Directors shall not be subject to retirement by rotation and accordingly:

(a)	Regulations 73 to 75 inclusive, Regulation 80 and the last sentence of Regulation 84 shall not apply to the Company;

(b)	Regulation 76 shall apply but with the deletion of the words “other than a director retiring by rotation”;

(c)	Regulation 77 shall apply but with the deletion of the words in brackets “(other than a director retiring by rotation at the meeting)”;

(d)	Regulation 78 shall apply but with the deletion of the words “and may also determine the rotation in which any additional directors are to retire”; and

(e)	Regulation 79 shall apply but with the deletion of the second and third sentences of it.

11.3

In any case where as the result of death or deaths the Company has no members and no Directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a Director of the Company and such appointment shall be as effective as if made by the Company in General meeting. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.

12.	Directors

12.1

The Directors shall be entitled to such remuneration (if any) by way of fee as shall from time to time be determined by the Company in General Meeting. Unless and until so determined, remuneration shall be at such rate, not exceeding £10,000 per annum for each Director, as the Board shall from time to time determine. Such remuneration shall be deemed to accrue from day to day. An alternate Director may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as his appointor may by notice in writing to the Company from time to time direct. The Directors (including alternate Directors) shall also be entitled to be paid their reasonable travelling, hotel and other expenses of attending and returning from meetings of the Company or otherwise incurred while engaged on the business of the Company or in the discharge of their duties. The end of the first sentence of Regulation 66 shall be modified accordingly and Regulations 82 and 83 shall not apply to the Company.

12.2

Any Director who, by request, performs special services or goes or resides abroad for any purpose of the Company or who otherwise performs services which, in the opinion of the Board, are outside the scope of the ordinary duties of a Director shall receive such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine, which shall be charged as part of the Company’s ordinary working expenses.

12.3	Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is in any way interested;

(b)

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is in any way interested;

(c)	may, or any firm or company of which he is a member or director may, act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

(d)

shall not, by reason of his office, be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

(e)	shall be entitled to vote and be counted in the quorum on any matter concerning paragraphs (a) to (d).

12.4	For the purposes of Article 12.3:

(a)

a general notice to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(c)

an interest of a person who is, for any purpose of the Act (excluding any statutory modification not in force when this Article becomes binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Regulations 85, 86 and 94 to 97 inclusive shall not apply to the Company.

13.	Proceedings of Directors

13.1

An alternate director who is himself a Director and/or who acts as an alternate director for more than one Director shall be entitled, in the absence of his appointor(s), to a separate vote or votes on behalf of his appointor(s) in addition (if he is himself a director) to his own vote. Regulation 88 shall be modified accordingly.

13.2

Any Director may, subject to proper notice having been given or dispensed with, participate in a meeting of the Directors by means of telephone or some other form of electronic communication, whereby all persons participating in the meeting can communicate with each other and participation in a meeting in this manner shall constitute presence in person at such meeting provided that the number of Directors then present constitutes a quorum for the transaction of the business of the Directors under these Articles. Regulation 88 shall be modified accordingly.

14.	Notices

A notice served by post shall be deemed to be given at the expiration of twenty-four hours (or, where second class mail is employed, 48 hours) after the time when the cover containing it is posted. The second sentence of Regulation 115 shall not apply to the Company.

15.	Indemnity

Subject to the provisions of the Act but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution of his duties or in relation to them including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. Regulation 118 shall not apply to the Company.

Name and address of subscriber

For and on behalf of

Hillgate Nominees Limited

Hillgate House

26 Old Bailey

London

EC4M 7HW

Dated: 9-1-2001

Witness to the above signature:

SANGITA PATEL

Hillgate House

26 Old Bailey

London

EC4M 7HW

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